Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-180977, 333-181320 and 333-181738) and Form S-8 (Nos. 333-135971, 333-152276 and 333-177205) of Elephant Talk Communications Corp. of (i) our report dated April 1, 2015, relating to our audit of the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and ii) our report dated April 1, 2015 with respect to the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K of Elephant Talk Communications Corp. for the year ended December 31, 2014.

Our report dated April 1, 2015 on the effectiveness of internal control over financial reporting as of December 31, 2014, expressed an opinion that Elephant Talk Communications Corp. had not maintained effective internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013).

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Los Angeles, California

April 1, 2015

Consent of Independent Registered Public Accounting Firm

Board of Directors

Elephant Talk Communications Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180977, 333-181320 and 333-181738) and Form S-8 (Nos. 333-135971, 333-152276 and 333-177205) of Elephant Talk Communications Corp. of our report dated March 31, 2014, except for Note 35 which is dated April 1, 2015, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Los Angeles, California

March 31, 2014, except for Note 35 which is dated April 1, 2015